Exhibit 10.38
                     RAMTRON INTERNATIONAL CORPORATION
                       RESALE RESTRICTION AGREEMENT

This RESALE RESTRICTION AGREEMENT (the "Agreement") with respect to certain stock option award agreements (the "Option Agreements") issued under the Ramtron International Corporation 1995 Stock Option Plan (the "Plan") is made by and between Ramtron International Corporation, a Delaware corporation (the "Company"), and ------------- (the "Holder").

WHEREAS, the Holder has been granted one or more options (the "Options") to acquire shares of common stock of the Company (the "Shares") in such quantities and at the exercise prices set forth in Exhibit A hereto pursuant to the Option Agreements;

WHEREAS, the Options are fully vested and exercisable by reason of an action of the Company's Board of Directors effective December 30, 2005; and

WHEREAS, the Company and the Holder wish to impose certain resale restrictions on the Shares subject to the Options on the terms and conditions as contained herein.

NOW, THEREFORE, it is agreed as follows:

1.  This Agreement shall be effective as of December 30, 2005.

2.  The Holder acknowledges that he has reviewed this Agreement in full.

3. The Holder represents and warrants that he has full power to enter into this Agreement.

4. The Holder agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) until the Shares have been released from the resale restrictions (hereinafter referred to as the "Resale Restrictions").

5. The Holder agrees that the Shares under the heading "Restricted" in Exhibit A shall be subject to the Resale Restrictions.

6. The Resale Restrictions shall lapse in accordance with the original vesting schedule thereof as set forth in column (a) on Exhibit A, with respect to each grant referenced therein.

7. Notwithstanding the foregoing, in the event the Holder's employment or service with the Company is terminated, or upon a change in control and pursuant to the terms of the Holder's Change in Control Agreement with the Company, 100% of the Shares subject to the Option shall become free from the Resale Restrictions.

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8.  This Agreement, the Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Colorado without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9. This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date set forth beside such party's signature.

Ramtron International Corporation


--------------------------
Name
Title

Dated:


----------------, Holder


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Dated:

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